Exhibit 10.1
CONSULTING SERVICES AGREEMENT
    THIS CONSULTING SERVICES AGREEMENT (this “Agreement”) dated as of January 21, 2026, is entered into by and between [Personal Entity Name Redacted] (the “Consultant”), Alight Solutions LLC (the “Company”) and solely for purposes of Sections 2, 5, 8 and 9 of this Agreement, Dinesh Tulsiani, an individual (“Tulsiani”). Consultant and Client are collectively referred to herein as the “Parties” and each may individually be referred to herein as a “Party”.
WHEREAS, Tulsiani formed the Consultant as a vehicle through which Tulsiani provides certain consulting services; and
WHEREAS, Tulsiani, Consultant and Client desire to enter into this Agreement in order to, among other things, memorialize the terms of the provision of certain consultant services by Tulsiani through Consultant and the payment by Client for said services.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1.Consulting Period. The Company shall retain the Consultant pursuant to the terms of this Agreement and the Consultant shall provide the Consulting Services (as defined below) for a period beginning on January 22, 2026 (the “Start Date”) and ending on April 22, 2026 (the “Initial Term”). The Initial Term may be extended for an additional three (3) month period by mutual written agreement of the parties, provided that the Company gives Consultant at least fifteen (15) days’ prior written notice of its desire to extend. Thereafter, this Agreement shall automatically renew on a month-to-month basis until terminated. Notwithstanding the foregoing, either party may terminate this Agreement at any time in its sole discretion upon thirty (30) days’ prior written notice (date of termination) to the other party. Consultant shall be entitled to payment of all accrued but unpaid fees through the effective date of termination. The period between the Start Date and the termination of the Consultant’s service relationship with the Company hereunder shall be referred to herein as the “Consulting Period”.
2.Consulting Services. During the Consulting Period, the Company hereby retains the Consultant to provide strategic consulting services (the “Consulting Services”). During the Consulting Period the Consultant shall perform the activities set forth in Appendix A attached hereto and incorporated by reference.
3.Compensation. During the Consulting Period, as consideration for providing the Consulting Services, the Consultant shall be entitled to receive a fixed monthly fee of $100,000, pro-rated for any partial months during which the Consultant provides the Consulting Services, which the Company shall pay Consultant within five (5) business days after the end of each month. Upon termination or expiration of this Agreement, payments owed to the Consultant by the Company with respect to the Consulting Services shall be limited to payments accrued pursuant to this Section 3. Company will reimburse Consultant’s reasonable expenses incurred in connection with performing the Consulting Services; provided that, Consultant obtained Company’s written consent prior to incurring the expenses, the expenses are invoiced to Company at cost (no mark-up) and are submitted in accordance with Company’s Expense Guidelines, a copy of which can be found at https://alight.com/alightreimbursementguidelines. Company’s obligations to pay fees and reimbursable expenses incurred before the effective date of termination shall survive termination or expiration of this Agreement.

4.Independent Contractor Status. During the Consulting Period, (i) the Consultant will be a consultant, and not an employee, of the Company or any of its affiliates, and for the avoidance of doubt, the Consultant will not be entitled to participate in any employee benefit plans or other benefits or conditions of employment available to employees of Employer or any of its affiliates, except to the extent required by applicable law or pursuant to any separation agreement under which the Consultant is covered; (ii) the Consultant will have no authority to act as an agent of the Company or any of its affiliates, and the Consultant will not represent to the contrary to any person; and (iii) the Consultant agrees that the Consultant will not undertake to commit the Company or any of its affiliates to any course of action in relation to third parties, and that the Consultant will only consult, render advice, and perform such tasks as the Consultant reasonably determines are necessary to provide the Consulting Services. With respect to the Consulting Period, (x) to the extent consistent with applicable law and the Consultant’s status as a consultant, the Company will not withhold any amounts as federal income tax withholding from wages or as employee contributions under any applicable state or federal laws, and (y) the Consultant will be solely responsible for the payment of any U.S. federal, state, or local or non-U.S. income or payroll taxes with respect to any remuneration the Consultant receives for the Consulting Services, and will hold the Company and its officers, directors, and employees harmless from any liability arising from any failure to do so. The provisions contained in this Section 4 will remain in full force and effect notwithstanding the termination of this Agreement.
5.Confidentiality.
a.“Confidential Information” means any matters concerning the Company or its affiliates, including the business, products, markets, condition (financial or other), operations, processes, intellectual property, customers, vendors, pricing, results of operations, cash flows, prospects and affairs of the Company and (ii) this Agreement. Confidential Information will also include any information that should reasonably be considered to be confidential and/or proprietary to Company in the normal course of business. Consultant and Tulsiani will keep and maintain all Confidential Information in strict confidence, use such Confidential Information solely for the purpose of providing the Consulting Services and will not disclose Confidential Information without the prior written approval of Company provided that Consultant or Tulsiani may disclose such Confidential Information (i) to its directors, officers and employees, and legal and other professional advisers (“Permitted Recipients”) on a need to know basis provided, that to the maximum extent permitted by applicable law, rule, code or regulation, they agree to maintain the confidentiality of the Agreement or (ii) as is required by law. The provisions contained in this Section 5 will remain in full force and effect notwithstanding the termination of this Agreement. Further, for confidentiality and data security purposes, Consultant and Tulsiani shall only perform Services using Company provided/approved equipment and at the conclusion of the Consulting Period, Consultant shall return all Company information and equipment. Consultant may not retain any confidential or proprietary Company information, after the Consulting Period. Confidential Information shall not include information that (i) is or becomes publicly available other than as a result of a breach of this Agreement, (ii) was lawfully known to Consultant prior to disclosure by Company, (iii) is independently developed by Consultant without use of or reference to Confidential Information, or (iv) is rightfully received by Consultant from a third party without restriction. Nothing in this Agreement shall prohibit Consultant from using general knowledge, skills, experience, or know-how retained in Consultant’s unaided memory, provided that Consultant does not disclose Company’s Confidential Information.
b.Notwithstanding the above, nothing contained in this Agreement, restricts or affects either party’s right to (i) communicate with any governmental agency or entity or regulatory or any law enforcement authority or make other disclosures under the whistleblower provisions of any applicable law, rule or regulation, (ii) disclose trade secrets to government officials, or lawyers, solely for the purpose of reporting or investigating a suspected violation of law or in a sealed filing in court or other proceeding, (iii) initiate or respond to any inquiry about this Agreement or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the U.S. Department of Justice, the Financial Industry Regulatory Authority (FINRA), any other self-regulatory organization or any governmental entity or (iv) seek or receive any monetary damages, awards or other relief in connection with protected whistleblower activity.

6.Intellectual Property
a.Alight Data.  As between the parties, all right, title and interest, including all intellectual property rights, in and to all information and other materials provided or otherwise made available to Consultant by or on behalf of Company in connection herewith shall be owned by Company (“Alight Data”). For clarity, all “Data” (as defined below) made available to Consultant by or on behalf of Company will be Company Data.  Company hereby grants Consultant a non-exclusive, royalty-free license to use Company Data solely in connection with Consultant’s provision of Consulting Services within the scope of this Agreement.
b.Deliverables.  This Agreement may define reports records, or other tangible outcomes of the Consulting Services to be provided by or on behalf of Consultant to Company in performing the Consulting Services (“Deliverables”).  Company shall be the owner of all Deliverables and the Consultant hereby assigns any rights it, or any of its subcontractors, may have in the Deliverables to Company as a “work made for hire”. For clarity, this assignment of rights includes the right of Company to assign the Deliverables to Company’s clients or Company’s affiliates. If any Deliverables do not constitute a work for hire, then, the Consultant assigns, where relevant, to Company, with full title guarantee and free from all third party rights, and shall obtain waivers of all moral rights in the Deliverables to which any individual is now or may be at any future time entitled.
c.Consultant Intellectual Property.  As between the parties, all right, title and interest, including all intellectual property rights, in and to the elements of the Consulting Services and Deliverables (including all trade names, trade secrets, templates, know-how, methods, software, information and other materials), existing prior to the Effective Date shall be owned by Consultant (“Consultant IP”). Consultant hereby grants Company, and Company’s client’s, a non-exclusive, worldwide, perpetual, irrevocable, transferrable, royalty-free license to use Consultant IP to the extent necessary to enable Company to make reasonable use of the Consulting Services and Deliverables; including the right to create derivative works based on the Deliverables.

7.Compliance with Law.
a.Each Party shall comply in all material respects with the laws applicable to its business, operations and employment of its personnel. Consultant shall comply with, and ensure that all of its personnel comply with Company’s Supplier Code of Conduct, a copy of which can be found at Alight’s Supplier Code of Conduct | Alight.
b.You acknowledge that some or all of the Confidential Information is or may be material non-public information and that the use of such Confidential Information is regulated or prohibited under applicable securities laws, laws relating to insider trading or market abuse in any relevant jurisdiction and you hereby agree that (i) you will not use such Confidential Information in contravention of any applicable laws, including applicable securities laws and (ii) you will observe all applicable laws relating to insider trading.
8.Non-Competition. During the Consulting Period, neither Consultant nor Tulsiani shall provide substantially similar services to any direct competitor of Company set forth in Appendix B attached hereto and incorporated by reference where such services would materially conflict with the Company’s business or would require the use or disclosure of Company’s Confidential Information. Except as set forth in this Section 8, nothing herein shall prohibit Consultant or Tulsiani from providing services to other Consultant clients.
9.Non-Solicitation. During the Consulting Period and for six months thereafter, neither Consultant nor Tulsiani will directly or indirectly solicit or endeavor to entice away from or discourage from being employed or hired by Company any person who with whom Consultant had material direct contact during the Consulting Period. This will not apply to any employee who responds to a general recruitment effort, including an effort made through a third-party agency or advertisement.

10.Indemnification: Company shall indemnify, defend, and hold harmless Consultant from and against any third-party claims, damages, losses, liabilities, costs, and expenses (including reasonable attorneys’ fees) arising out of or relating to (i) Company’s improper use of or reliance on of the Deliverables, excluding any claims relating to Consultant IP, (ii) Consultant’s use of Alight Data as provided herein, or (iii) Company’s business operations. Consultant agrees to indemnify, defend and hold harmless Client and its affiliates and their respective officers, directors, managers, employees, agents, representatives, successors and permitted assigns from and against any and all third-party claims, damages, losses, liabilities, costs and expenses (including, reasonable attorneys’ fees), as and when incurred, directly or indirectly, caused by, relating to, based upon or arising out of Consultant’s gross negligence, willful misconduct or material breach of this Agreement.

11.Limitation of Liability: IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES, WHETHER IN CONTRACT, TORT, OR OTHERWISE. CONSULTANT’S TOTAL AGGREGATE LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL NOT EXCEED THE TOTAL FEES PAID OR PAYABLE TO CONSULTANT UNDER THIS AGREEMENT; PROVIDED HOWEVER, THAT THE FOREGOING LIMITATION SHALL NOT APPLY TO CONSULTANT’S FRAUD OR WILLFUL MISCONDUCT.

12.Severability. If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect. The illegality or unenforceability of such provision, however, shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.
13.Assignment. This Agreement is personal to each of the parties hereto. Except as provided in this section, no party may assign or delegate any right or obligations hereunder without first obtaining the written consent of the other party hereto. Notwithstanding the foregoing, the Company may assign this Agreement to any successor to all or substantially all of the business and/or the assets of the Company.
14.Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties hereto regarding the Consulting Services, and supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement.
15.Choice of Law and Venue. This Agreement was negotiated and signed by the parties in the State of Delaware and shall be construed and interpreted pursuant to Delaware law. Any and all matters of dispute of any nature whatsoever arising out of, or in any way connected with, this Agreement or the relationship between the parties hereto, shall be subject to determination only by the courts of the State of Delaware. Both parties’ consent to the jurisdiction of said courts. The provisions contained in this Section 15 will remain in full force and effect notwithstanding the termination of this Agreement.

16.Miscellaneous. Sections 4, 5, 6, 9, 10, 11 and 15 and any other provision expressed to survive termination or expiration and those provisions necessary for interpretation or enforcement of this Agreement will survive the termination or expiration of this Agreement.

17.Counterparts. This Agreement may be executed in multiple original counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same document.
[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

    COMPANY:            ALIGHT SOLUTIONS LLC

By: _/s/ Martin Felli_______________________
Date:_ January 21, 2026____________________

CONSULTANT:        [Personal Entity Name Redacted]

                    By: _/s/ Dinesh Tulsiani____________________

                    Date:_January 21, 2026_____________________

                    _/s/ Dinesh Tulsiani___________________________

Dinesh Tulsiani, Individually, solely for purposes of Sections 2, 5, 8 and 9 of this Agreement.